UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 1, 2024, Corvus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein, including the Company’s chief executive officer and certain of the Company’s existing institutional investors, including investors affiliated with certain of the Company’s directors (collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investors in a registered direct offering (the “Offering”) an aggregate of 13,512,699 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), and common warrants (the “Common Warrants”) to purchase up to 13,078,509 shares of Common Stock (or pre-funded warrants in lieu thereof) at a combined offering price of $1.7312 per Share and Common Warrant, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,144,085 shares of Common Stock and Common Warrants to purchase up to 4,010,927 shares of Common Stock (or Pre-Funded Warrants in lieu thereof), at a combined offering price of $1.7311 per share underlying each Pre-Funded Warrant and Common Warrant, which equals the offering price per Share and Common Warrant less the $0.0001 exercise price per share of the Pre-Funded Warrants, under an effective shelf registration statement on Form S-3 (File No. 333-270921) and a related prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on May 3, 2024 (the “Prospectus Supplement”). The closing of the Offering is expected to occur on or about May 6, 2024, subject to the satisfaction of customary closing conditions. The Pre-Funded Warrants and Common Warrants are not listed on the Nasdaq Global Market or any other securities exchange or trading system and the Company does not intend to list them.

The Company expects to receive net proceeds from the Offering of approximately $30.2 million, after deducting estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants and the Common Warrants sold in the Offering. The Company intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, for working capital and general corporate purposes, which may include capital expenditures and research and development and administrative expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Pre-Funded Warrants have an exercise price per share of Common Stock equal to $0.0001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Pre-Funded Warrants will be exercisable at any time after the date of issuance.

The Common Warrants have an exercise price per share of Common Stock equal to $3.50 per share (or $3.4999 per Pre-Funded Warrant). The exercise price and the number of shares of Common Stock (or Pre-Funded Warrants in lieu thereof) issuable upon exercise of the Common Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Common Warrants will be exercisable at any time after the date of issuance and will expire on June 30, 2025.

Under the terms of the Pre-Funded Warrants and the Common Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates) would exceed either 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may not exceed 19.99%.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants and Common Warrants are not complete and are qualified in their entirety by reference to the Purchase Agreement and forms of Pre-Funded Warrants and Common Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (the “Form 8-K”) and are incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated May 6, 2024, regarding the validity of the Shares, the Pre-Funded Warrants and the Common Warrants to be issued and sold in the Offering and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants, in each case in accordance with their respective terms. A copy of the opinion is filed as Exhibit 5.1 to this Form 8-K.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intended use of the net proceeds from the Offering, the sufficiency of the net proceeds from the Offering combined with the Company’s existing cash and cash equivalents to fund the Company’s operations and liquidity requirements, and the closing of the Offering. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the Offering, and the other important factors discussed under the caption “Risk Factors” in the Prospectus Supplement and under the caption “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

5.1	Opinion of Latham & Watkins LLP

10.1	Securities Purchase Agreement, dated May 1, 2024, between the Company and the Investors

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: May 6, 2024	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer